Exhibit 99.2

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

Combined Financial Statements as of and for the Years Ended December 31, 2019 and 2018

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

Deloitte & Touche LLP
191 Peachtree Street NE
Suite 2000
Atlanta, GA 30303-1943
USA

Tel: +1 404 220 1500
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Management of Chart Cryobiological Storage Business of Chart Industries, Inc.

We have audited the accompanying combined financial statements of Chart Cryobiological Storage business of Chart Industries, Inc. (the “Business”), which comprise the combined balance sheets as of December 31, 2019 and 2018, and the related combined statements of income, comprehensive income, cash flows, and changes in invested equity for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Chart Cryobiological Storage business of Chart Industries, Inc as of December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the combined financial statements, the financial statements have been prepared from the separate records maintained by the Business and may not necessarily be indicative of the conditions that would have existed or results of operations if the Business had been operated as an unaffiliated company of Chart Industries, Inc. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

August 14, 2020

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

COMBINED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$4,032	$738
Accounts receivable, less allowances of $209 and $447, respectively	11,394	11,237
Inventories, net	9,173	11,257
Prepaid expenses	386	266
Other current assets	767	107
Total Current Assets	25,752	23,605
Property, plant, and equipment, net	6,822	7,087
Goodwill	15,405	15,405
Identifiable intangible assets, net	6,709	6,742
Other assets	794	749
TOTAL ASSETS	$55,482	$53,588

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$4,247	$4,007
Customer advances	77	169
Accrued salaries, wages, and benefits	1,529	1,697
Current portion of warranty reserve	161	165
Other current liabilities	52	468
Total Current Liabilities	6,066	6,506
Long-term deferred tax liabilities	1,150	936
Warranty reserve, non-current	64	64
Other long-term liabilities	56	48
Total Liabilities	7,336	7,554

Equity
Chart invested equity	48,146	46,034
Total Equity	48,146	46,034
TOTAL LIABILITIES AND EQUITY	$55,482	$53,588

See accompanying notes to these combined financial statements.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

COMBINED STATEMENTS OF INCOME

(Dollars in thousands)

	Year Ended December 31,
	2019	2018
Sales	$83,629	$80,419
Cost of sales	44,348	43,500
Gross profit	39,281	36,919
Selling, general, and administrative expenses	7,140	9,255
Amortization expense	21	4
Operating expenses	7,161	9,259
Operating income	32,120	27,660
Other expense	110	324
Income before income taxes	32,010	27,336
Income tax expense	6,762	5,520
Net income	$25,248	$21,816

See accompanying notes to these combined financial statements.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	Year Ended December 31,
	2019	2018
Net income	$25,248	$21,816
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(319)	—
Comprehensive income	$24,929	$21,816

See accompanying notes to these combined financial statements.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net income	$25,248	$21,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,126	1,030
Employee share-based compensation expense	231	206
Deferred income tax expense (benefit)	151	(244)
Other non-cash operating activities	(214)	180
Changes in assets and liabilities:
Accounts receivable	81	(410)
Inventories	2,059	(3,719)
Other assets	(811)	5
Accounts payable and other liabilities	(206)	(550)
Customer advances	(92)	2
Net Cash Provided By Operating Activities	27,573	18,316
INVESTING ACTIVITIES
Capital expenditures	(912)	(403)
Net Cash Used In Investing Activities	(912)	(403)
FINANCING ACTIVITIES
Net changes in Chart invested equity	(23,367)	(17,218)
Net Used In Financing Activities	(23,367)	(17,218)
Net increase in cash and cash equivalents	3,294	695
Cash and cash equivalents at beginning of period	738	43
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,032	$738

Supplementary cash flow information:
Change in accrual for purchased of property, plant and equipment included in accounts payable	$72	$339

See accompanying notes to these combined financial statements.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

(Dollars in thousands)

	Chart Industries,	Accumulated other	Chart Invested
	Inc. Net Investment	comprehensive loss	Equity
Balance at January 1, 2018	42,014	(785)	41,229
Net income	21,816	—	21,816
Net change in Chart invested equity	(17,011)	—	(17,011)
Balance at December 31, 2018	46,819	(785)	46,034
Net income	25,248	—	25,248
Other comprehensive loss	—	(319)	(319)
Net change in Chart invested equity	(22,817)	—	(22,817)
Balance at December 31, 2019	$49,250	$(1,104)	$48,146

See accompanying notes to these combined financial statements.

9

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1 — Basis of Presentation

Nature of Operations: Chart Industries, Inc. and its consolidated subsidiaries (herein referred to as the “Company,” “Chart,” “we,” “us,” or “our”) is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. The structure of our internal organization is divided into the following reportable segments, which are also our operating segments: Distribution and Storage Eastern Hemisphere, Distribution and Storage Western Hemisphere (“D&S West”), Energy & Chemicals Cryogenics, and Energy & Chemicals FinFans. The Chart Cryobiological Storage business (“Cryobiological Storage”) is a component of our D&S West segment which is a separate reportable segment of Chart and is not a separate stand-alone entity.

Cryobiological Storage includes cryobiological storage manufacturing and distribution operations in the U.S., Europe and Asia, which serve customers around the world with products that include vacuum insulated containment vessels for the storage of biological materials. The primary applications for cryobiological storage include medical laboratories, biotech/ pharmaceutical research facilities, blood and tissue banks, veterinary laboratories, large-scale repositories, and artificial insemination, particularly in the beef and dairy industry.

Basis of Presentation: These combined financial statements represent Cryobiological Storage’s global operations, and have been prepared on a stand-alone basis. The combined financial statements are derived from Chart’s consolidated financial statements and accounting records, and reflect Cryobiological Storage’s financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).

The combined financial statements reflect assets, liabilities, revenues and expenses directly attributable to Cryobiological Storage, as well as allocations deemed reasonable by its management to present the financial position, results of operations, changes in equity and cash flows of Cryobiological Storage on a stand-alone basis. These allocated expenses have been charged to Cryobiological Storage on the basis of direct usage, specific identification when identifiable, on a relative percentage of net sales or headcount. We consider the expense allocation methodology and results to be reasonable for all periods presented. The combined financial statements may not necessarily reflect the financial position, results of operations, changes in equity and cash flows of Cryobiological Storage as if Cryobiological Storage had been a separate, stand-alone entity.

Chart uses a centralized approach for managing certain of its cash and financing operations with its segments and subsidiaries. Accordingly, a portion of Cryobiological Storage’s cash is transferred to Chart’s cash management accounts and therefore is not included in the combined financial statements. Transfers of cash between Cryobiological Storage and Chart are included within “Net changes in Chart invested equity” on the combined statements of cash flows and the combined statements of changes in invested equity. Chart’s long-term debt and related interest expense have not been attributed to Cryobiological Storage for any of the periods presented because Chart’s borrowings are neither directly attributable to Cryobiological Storage nor is Cryobiological Storage the legal obligor of such borrowings.

Chart maintains a number of benefit and stock-based compensation programs in which our eligible employees participate. As such, Cryobiological Storage was charged a portion of the expenses associated with these programs. However, Cryobiological Storage’s combined balance sheets include neither any Chart net benefit plan obligations nor Chart equity related to the share-based compensation programs.

Chart’s net investment balance represents the cumulative net investment in Cryobiological Storage by Chart through that date, including any prior net income or loss and allocations or other transactions with Chart. Certain current domestic and foreign income tax liabilities are deemed to be remitted in cash to Chart in the period the related income tax expense is recorded. All transactions between Chart and Cryobiological Storage were included in the combined financial statements and are reflected in the combined statements of cash flows as “Net changes in Chart invested equity” within financing activities.

Principles of Combination: The combined financial statements include accounts of Cryobiological Storage. There were no entities in which Cryobiological Storage had a controlling voting interest or variable interest entities required to be consolidated in accordance with U.S. GAAP. Intercompany accounts and transactions among Cryobiological Storage entities have been eliminated.

Related Party Transactions: The caption “Chart invested equity” on the combined balance sheets represent our net investment in Cryobiological Storage and is presented in lieu of stockholders’ equity. Non-trade intercompany receivable and payable transactions between Cryobiological Storage and Chart are accounted for through Chart invested equity. Additionally, other assets, liabilities, revenues and expenses recorded by us which have been allocated to Cryobiological Storage for purposes of the combined financial statements have been reflected in Chart invested equity. There were no transactions, of a normal trading nature, between Cryobiological Storage and Chart for any of the periods presented.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Financing decisions are determined centrally by Chart’s treasury and finance operations. Our short and long-term debt has not been pushed down to the Cryobiological Storage combined financial statements because it is not specifically identifiable to Cryobiological Storage.

NOTE 2 — Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires Cryobiological Storage management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. These estimates may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions. Furthermore, Cryobiological Storage considered the impact of the COVID-19 pandemic on the use of estimates and assumptions used for financial reporting and determined that there was no adverse material impact to its results of operations. While Cryobiological Storage’s production has been considered “essential” in all locations Cryobiological Storage operates in, Cryobiological Storage has experienced, and may again experience in the future, temporary facility closures while awaiting appropriate government approvals in certain jurisdictions. The COVID-19 outbreak could also disrupt Cryobiological Storage’s supply chain and materially adversely impact its ability to secure supplies for its facilities, which could materially adversely affect its operations. There may also be long-term effects on Cryobiological Storage’s customers in and the economies of affected countries. As a result of these uncertainties, actual results could differ from those estimates and assumptions. If the economy or markets in which Cryobiological Storage operates remain weak or deteriorate further, its business, financial condition and results of operations may be materially and adversely impacted.

Cash and Cash Equivalents: Cryobiological Storage considers all investments with an initial maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable, Net of Allowances: Accounts receivable includes amounts billed and currently due from customers. The amounts due are stated at their net estimated realizable value. Cryobiological Storage maintains an allowance for doubtful accounts to provide for the estimated amount of receivables that will not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and collateral to the extent applicable. Past-due trade receivable balances are written off when Cryobiological Storage’s internal collection efforts have been unsuccessful. As a practical expedient, Cryobiological Storage does not adjust the promised amount of consideration for the effects of a significant financing component when Cryobiological Storage expects, at contract inception, that the period between the transfer of a promised product or service to a customer and when the customer pays for that product or service will be one year or less. Cryobiological Storage does not typically include extended payment terms in contracts with customers.

Inventories: Inventories are stated at the lower of cost or net realizable value with cost being determined by the first-in, first-out (“FIFO”) method. Cryobiological Storage determines inventory valuation reserves based on a combination of factors. In circumstances where Cryobiological Storage is aware of a specific problem in the valuation of a certain item, a specific reserve is recorded to reduce the item to its net realizable value. Cryobiological Storage also recognizes reserves based on the actual usage in recent history and projected usage in the near-term.

Property, Plant and Equipment: Capital expenditures for property, plant and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements that extend the useful life are capitalized. The cost of applicable assets is depreciated over their estimated useful lives. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Leases: At lease inception, Cryobiological Storage determines if an arrangement is a lease and if it includes options to extend or terminate the lease if it is reasonably certain that the options will be exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Operating leases are recognized as right-of-use (“ROU”) assets and are included within property, plant and equipment, net, and the related lease liabilities are included in operating lease liabilities, current and operating lease liabilities, non-current in the combined balance sheet as of January 1, 2019 (the “Commencement Date”) and at December 31, 2019. ROU assets represent Cryobiological Storage’s right to use an underlying asset for the lease term and lease liabilities represent Cryobiological Storage’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities were recognized on the Commencement Date based on the present value of lease payments over the lease term. As most of Cryobiological Storage’s leases do not provide an implicit rate, Cryobiological Storage used Chart’s incremental borrowing rate based on the information available on the Commencement Date in determining the present value of lease payments.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Long-lived Assets: Cryobiological Storage monitors its property, plant, equipment, and finite-lived intangible assets for impairment indicators on an ongoing basis. Assets are grouped and tested at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets. If impairment indicators exist, Cryobiological Storage performs the required analysis and records impairment charges, if applicable. In conducting its analysis, Cryobiological Storage compares the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the undiscounted cash flows exceed the net book value, the long-lived assets are considered not to be impaired. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated from discounted future net cash flows (for assets held and used) or net realizable value (for assets held for sale). Changes in economic or operating conditions impacting these estimates and assumptions could result in the impairment of long-lived assets. Cryobiological Storage amortizes intangible assets that have finite lives over their estimated useful lives.

Goodwill and Indefinite-Lived Intangible Assets: Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Cryobiological Storage does not amortize goodwill or indefinite-lived intangible assets, but reviews them for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that an evaluation should be completed. Goodwill is analyzed on a reporting unit basis. The reporting unit is the same as our operating segment, which is the Cryobiological Storage business.

Goodwill and accumulated goodwill impairment loss from the D&S West segment of Chart was allocated on a relative fair value basis to Cryobiological Storage for the preparation of these combined financial statements. Goodwill allocated to these combined financial statements from the D&S West segment of Chart was previously evaluated as part of the D&S West segment for impairment and determined not to be impaired.

We first evaluate qualitative factors, such as macroeconomic conditions and its overall financial performance to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. We then evaluate how significant each of the identified factors could be to the fair value or carrying amount of a reporting unit and weigh these factors in totality in forming a conclusion of whether or not it is more likely than not that the fair value of a reporting unit is less than its carrying amount (the “Step 0 Test”). If we determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the first step of the goodwill impairment test is not necessary. Otherwise, we would proceed to the first step of the goodwill impairment test.

Alternatively, we may also bypass the Step 0 Test and proceed directly to the first step of the goodwill impairment test. Under the first step (“Step 1”), we estimate the fair value of the reporting units by considering income and market approaches to develop fair value estimates, which are weighted to arrive at a fair value estimate for the reporting unit. With respect to the income approach, a model has been developed to estimate the fair value of the reporting unit. This fair value model incorporates estimates of future cash flows, estimates of allocations of certain assets and cash flows among affiliated entities, estimates of future growth rates and management’s judgment regarding the applicable discount rates to use to discount such estimates of cash flows. With respect to the market approach, a guideline company method is employed whereby pricing multiples are derived from companies with similar assets or businesses to estimate fair value of the reporting unit. If the fair value of the reporting unit exceeds the carrying amount of the net assets assigned to the reporting unit, then goodwill is not impaired and no further testing is required. However, if the fair value of the reporting unit is less than its carrying amount, the impairment charge is based on the excess of the reporting unit’s carrying amount over its fair value (i.e., we would measure the charge based on the result from Step 1).

Changes to the assumptions and estimates used throughout the steps described above may result in a significantly different estimate of the fair value of the reporting unit, which could result in a different assessment of the recoverability of goodwill and result in future impairment charges.

With respect to indefinite-lived intangible assets, we first evaluate relevant events and circumstances to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. If, in weighing all relevant events and circumstances in totality, we determine that it is more likely than not that an indefinite-lived intangible asset is not impaired, no further action is necessary. Otherwise, we would determine the fair value of indefinite-lived intangible assets and perform a quantitative impairment assessment by comparing the indefinite-lived intangible asset’s fair value to its carrying amount. We may bypass such a qualitative assessment and proceed directly to the quantitative assessment. We estimate the fair value of the indefinite-lived assets using the income approach. This may include the relief from royalty method or use of a model similar to the one described above related to goodwill which estimates the future cash flows attributed to the indefinite-lived intangible asset and then discounting these cash flows back to a present value. Under the relief from royalty method, fair value is estimated by discounting the royalty savings, as well as any tax benefits related to ownership to a present value. The fair value from either approach is compared to the carrying value and an impairment is recorded if the fair value is determined to be less than the carrying value.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

See Note 7, “Goodwill and Intangible Assets,” for more information relating to goodwill and indefinite-lived intangible assets.

Financial Instruments: The fair values of cash equivalents, accounts receivable and accounts payable approximate their carrying amount because of the short maturity of these instruments. To minimize credit risk from trade receivables, Cryobiological Storage reviews the financial condition of potential customers in relation to established credit requirements before sales credit is extended and monitors the financial condition and payment history of customers to help ensure timely collections and to minimize losses. Additionally, for certain domestic and foreign customers, Cryobiological Storage requires advance payments, letters of credit, bankers’ acceptances, and other such guarantees of payment. Certain customers also require Cryobiological Storage to issue letters of credit or performance bonds, particularly in instances where advance payments are involved, as a condition of placing the order.

Fair Value Measurements: Cryobiological Storage measures its financial assets and liabilities at fair value on a recurring basis using a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies. The three levels of inputs used to measure fair value are as follows:

Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting Cryobiological Storage’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Product Warranties: Cryobiological Storage provides product warranties with varying terms and durations for the majority of its products. Cryobiological Storage estimates product warranty costs and accrue for these costs as products are sold with a charge to cost of sales. Factors considered in estimating warranty costs include historical and projected warranty claims, historical and projected cost-per-claim, and knowledge of specific product issues that are outside of typical experience. Warranty accruals are evaluated and adjusted as necessary based on actual claims experience and changes in future claim and cost estimates.

Revenue Recognition: Revenue is recognized when (or as) Cryobiological Storage satisfies performance obligations by transferring a promised good or service, an asset, to a customer. An asset is transferred to a customer when, or as, the customer obtains control over that asset. In most contracts, the transaction price includes both fixed and variable consideration. The variable consideration contained within Cryobiological Storage’s contracts with customers includes discounts, refunds, credits, price concessions, and other similar items. When a contract includes variable consideration, Cryobiological Storage evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, Cryobiological Storage includes the variable consideration in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Variable consideration estimates are updated at each reporting date. When a contract includes multiple performance obligations, the contract price is allocated among the performance obligations based upon the stand alone selling prices. When the period between when Cryobiological Storage transfers a promised good or service to a customer and when the customer pays for that good or service is expected, at contract inception, to be one year or less, Cryobiological Storage does not adjust for the effects of a significant financing component. Contract modifications can change a contract’s scope, price, or both. Approved contract modifications are accounted for as either a separate contract or as part of the existing contract depending on the nature of the modification.

For Cryobiological Storage’s products, the contract with the customer contains language that transfers control to the customer at a point in time. For these contracts, revenue is recognized when Cryobiological Storage satisfies its performance obligation to the customer. Timing of amounts billed on contracts varies from contract to contract. The specific point in time when control transfers depends on the contract with the customer, contract terms that provide for a present obligation to pay, physical possession, legal title, risk and rewards of ownership, and acceptance of the asset may impact the point in time when control transfers to the customer.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Incremental contract costs are expensed when incurred when the amortization period of the asset that would have been recognized is one year or less; otherwise, incremental contract costs are recognized as an asset and amortized over time as promised goods and services are transferred to a customer. When losses are expected to be incurred on a contract, Cryobiological Storage recognizes the entire anticipated loss in the accounting period when the loss becomes evident. The loss is recognized when the current estimate of the consideration Cryobiological Storage expects to receive, modified to include unconstrained variable consideration instead of constrained variable consideration, is less than the current estimate of total costs for the contract.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by Cryobiological Storage from a customer, are excluded from revenue.

Shipping and handling fee revenues and the related expenses are reported as fulfillment revenues and expenses for all customers because Cryobiological Storage has adopted the practical expedient contained in ASC 606-10-25-18B. Therefore, all shipping and handling costs associated with outbound freight are accounted for as fulfillment costs and are included in cost of sales. Amounts billed to customers for shipping are classified as sales, and the related costs are classified as cost of sales on the combined statements of income. Shipping revenue of $744 and $864 for the years ended December 31, 2019 and 2018, respectively, are included in sales. Shipping costs of $2,541 and $1,686 for the years ended December 31, 2019 and 2018, respectively, are included in cost of sales.

Cost of Sales: Manufacturing expenses associated with sales are included in cost of sales. Cost of sales includes all materials, direct and indirect labor, inbound freight, purchasing and receiving, inspection, internal transfers, and distribution and warehousing of inventory. In addition, shop supplies, facility maintenance costs, manufacturing engineering, project management, and depreciation expense for assets used in the manufacturing process are included in cost of sales on the combined statements of income.

Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses include selling, marketing, customer service, product management, design engineering, and other administrative expenses not directly supporting the manufacturing process, as well as depreciation and amortization expense associated with non-manufacturing assets. In addition, SG&A expenses include operating expenses allocated from corporate for insurance and share-based compensation. See Note 13, “Related Party Transactions,” for details of amounts allocated from Chart to Cryobiological Storage that are included within SG&A.

Advertising Costs: Cryobiological Storage incurred advertising costs of $265 and $294 for the years ended December 31, 2019 and 2018, respectively. Such costs are expensed as incurred and included in SG&A expenses on the combined statements of income.

Research and Development Costs: Research and development costs are expensed as incurred and included in SG&A expenses on the combined statements of income. Cryobiological Storage research and development costs were $1,854 and $2,350 for the years ended December 31, 2019 and 2018, respectively.

Foreign Currency Translation: The functional currency for the majority of Cryobiological Storage’s foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for asset and liability accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using the average exchange rate during the period. Gains or losses resulting from foreign currency transactions are charged to net income in the combined statements of income as incurred.

Income Taxes: During the periods presented, Cryobiological Storage did not file separate tax returns as Cryobiological Storage was included in the tax returns of Chart. The income tax provision and related balance sheet accounts included in the combined financial statements were calculated using a separate return basis, as if Cryobiological Storage was a separate taxpayer. Cryobiological Storage accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the combined financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

The significant assumptions and estimates described in the preceding paragraphs are important contributors to the effective tax rate each year.

See Note 9, “Income Taxes” for additional information.

Share-based Compensation: Certain of Cryobiological Storage’s employees have historically participated in Chart’s share-based compensation plans. Share-based compensation expense has been charged to Cryobiological Storage based on the awards and terms previously granted to certain of Cryobiological Storage’s employees. Cryobiological Storage measures share-based compensation expense for these share-based awards to employees, including grants of employee stock options, restricted stock and restricted stock units. The fair value of stock options is calculated using the Black-Scholes pricing model and is recognized on an accelerated basis over the vesting period. The grant-date fair value calculation under the Black-Scholes pricing model requires the use of variables such as exercise term of the option, future volatility, dividend yield, and risk-free interest rate. The fair value of restricted stock and restricted stock units is based on Chart’s market price on the date of grant and is generally recognized on an accelerated basis over the vesting period.

During the year, Chart may repurchase shares of common stock from equity plan participants to satisfy tax withholding obligations relating to the vesting or payment of equity awards. All such repurchased shares are retired in the period in which the repurchases occur.

Recently Issued Accounting Standards (Not Yet Adopted): In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, “Fair Value Measurement.” This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. Early adoption is permitted. Cryobiological Storage adopted this guidance effective January 1, 2020, and adoption of this guidance did not have a material impact on Cryobiological Storage’s financial position, results of operations or disclosures.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and subsequently issued additional guidance that modified ASU 2016-13. ASU 2016-13 and the subsequent modifications are identified as Accounting Standards Codification (“ASC”) 326. The standard requires an entity to change its accounting approach in determining impairment of certain financial instruments, including trade receivables, from an “incurred loss” to a “current expected credit loss” model. The standard is effective for fiscal years beginning after December 15, 2019, including interim periods within such fiscal years. Cryobiological Storage adopted this guidance effective January 1, 2020 using the required modified retrospective transition method with a cumulative-effect adjustment. The adoption of this guidance did not have a material impact on Cryobiological Storage’s financial position, results of operations or disclosures. Cryobiological Storage maintains an allowance for doubtful accounts to provide for the estimated amount of receivables that will not be collected. In addition, Cryobiological Storage estimates expected credit losses based on historical loss information then adjust the estimates based on current, reasonable and supportable forecast economic conditions.

Recently Adopted Accounting Standards: In July 2018, the FASB issued ASU 2018-09, “Codification Improvements.” This ASU makes amendments to multiple codification Topics. The transition and effective date guidance are based on the facts and circumstances of each amendment. Some of the amendments in this ASU do not require transition guidance and were effective upon issuance of this ASU. However, many of the amendments in this ASU had transition guidance with effective dates for annual periods beginning after December 15, 2018. The adoption of this guidance did not have a material impact on Cryobiological Storage’s financial position, results of operations or disclosures.

In May 2017, the FASB issued ASU 2017-09, “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting.” The FASB issued this guidance to provide clarity as to when modification accounting should be applied when there is a change to the terms or conditions of a share-based payment award in order to prevent diversity in practice. This ASU requires modification accounting to be applied unless all of the following conditions exist: (1) the fair value of the modified award is the same as the fair value of the original award before the original award is modified; if the modification does not affect any of the inputs to the valuation, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award before it was modified; and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award before it was modified. This guidance is applied prospectively for annual periods and interim periods beginning after December 15, 2017. Cryobiological Storage has adopted this guidance effective January 1, 2018. The adoption of this guidance did not have a material impact on Cryobiological Storage’s financial position, results of operations, and disclosures.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” The new guidance eliminates the requirement to calculate the implied fair value of goodwill (Step 2 of the current guidance’s goodwill impairment test) to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value (i.e., measure the charge based on current guidance’s Step 1). Cryobiological Storage has adopted this guidance as of January 1, 2018. This guidance will only have an impact on future periods’ financial position, results of operations, and disclosures if a goodwill impairment occurs.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The FASB issued this update to clarify how entities should classify certain cash receipts and cash payments on the statement of cash flows. The new guidance also clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those years, and this guidance will generally be applied retrospectively. Cryobiological Storage has adopted this guidance effective January 1, 2018. The adoption of this guidance did not have a material impact Cryobiological Storage’s financial position, results of operations, and disclosures.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” and other subsequent amendments collectively identified as ASC 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Effective January 1, 2019, Cryobiological Storage adopted the new lease accounting standard using the modified retrospective transition option of applying the new standard at the adoption date for all leases with terms greater than 12 months. The adoption of the new standard resulted in the recording of operating ROU assets, primarily consisting of leased facilities and equipment and operating lease liabilities of $67 as of the Commencement Date. The adoption did not have a material impact on Cryobiological Storage’s combined statement of income or cash flows related to existing leases as of the Commencement Date. As a result, there was no cumulative-effect adjustment.

Cryobiological Storage elected certain practical expedients and as such did not reassess the following: 1) whether any expired or existing contracts are or contain leases, 2) lease classification for any expired or existing leases, 3) initial direct costs for any expired or existing leases and 4) whether existing or expired land easements are or contain leases. However, Cryobiological Storage will evaluate new or modified land easements under the new guidance after the Commencement Date. Cryobiological Storage also elected the practical expedient to not separate lease and non-lease components.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” and subsequently issued additional guidance that modified ASU 2014-09. ASU 2014-09 and the subsequent modifications are identified as ASC 606. ASC 606 replaces existing revenue recognition rules with a comprehensive revenue measurement and recognition standard and provides for expanded disclosure requirements. This update requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification.

On January 1, 2018, Cryobiological Storage adopted ASC 606 using the modified retrospective method to contracts that were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606. There was no cumulative impact of adopting ASC 606 on Chart invested equity.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

NOTE 3 — Revenue

Disaggregation of Revenue

The following table represents a disaggregation of revenue by the geographic area destination of sales:

	Year Ended December 31,
	2019	2018
North America	$49,635	$44,172
Asia	20,022	22,180
Europe	13,317	13,343
Latin America	655	724
Total	$83,629	$80,419

Contract Balances

Contract assets included accounts receivable, net of allowances were $11,394 and $11,237 as of December 31, 2019 and 2018, respectively. Contract liabilities were not significant for the periods presented.

Remaining Performance Obligations

Remaining performance obligations represent the transaction price of firm signed purchase orders or other written contractual commitments from customers for which work has not been performed, or is partially completed, and excludes unexercised contract options and potential orders. As of December 31, 2019, the estimated revenue expected to be recognized in the future related to remaining performance obligations was $11,128. Cryobiological Storage expects to recognize revenue on all of its remaining performance obligations over the next 12 months.

NOTE 4 — Inventories

The following table summarizes the components of inventory:

	December 31,
	2019	2018
Raw materials and supplies	$5,946	$6,445
Work in process	237	165
Finished goods	2,990	4,647
Total inventories, net	$9,173	$11,257

The allowance for excess and obsolete inventory balance at December 31, 2019 and 2018 was $231 and $207, respectively.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

NOTE 5 — Property, Plant and Equipment

The following table summarizes the components of property, plant and equipment:

		December 31,
	Estimated Useful Life	2019	2018
Land and buildings	20-35 years	$6,686	$6,623
Machinery and equipment	3-12 years	9,544	9,193
Computer equipment, furniture and fixtures	3-7 years	2,157	2,142
Right-of-use assets		67	—
Construction in process		430	163
Total property, plant and equipment, gross		18,884	18,121
Less: accumulated depreciation		(12,062)	(11,034)
Total property, plant and equipment, net		$6,822	$7,087

Depreciation expense was $1,105 and $1,026 for the years ended December 31, 2019 and 2018, respectively.

NOTE 6 — Leases

Cryobiological Storage incurred $260 and $179 of rental expense under operating leases for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, operating ROU assets and lease liabilities were both $38 ($32 of which is classified as current liabilities). Lease maturity dates range from January 2022 to June 2023. Cryobiological Storage has the right, but no obligation, to renew certain leases for various renewal terms. Future minimum lease payments for non-cancelable operating leases is not significant for any of the years in the lease terms.

NOTE 7 — Goodwill and Intangible Assets

Goodwill

The carrying amount of goodwill for Cryobiological Storage was $15,405 at both December 31, 2019 and 2018. There was no change in goodwill for the periods presented. Accumulated goodwill impairment loss for Cryobiological Storage was $82,549 at both December 31, 2019 and 2018.

Intangible Assets

The following table displays the gross carrying amount and accumulated amortization for finite-lived intangible assets and indefinite-lived intangible assets (exclusive of goodwill) (1):

		December 31, 2019		December 31, 2018
	Weighted-
	average	Gross		Gross
	Estimated	Carrying	Accumulated	Carrying	Accumulated
	Useful Life	Amount	Amortization	Amount	Amortization
Finite-lived intangible assets:
Land use rights	50 years	$1,001	$(232)	$1,017	$(215)
Total finite-lived intangible assets	50 years	1,001	(232)	1,017	(215)
Indefinite-lived intangible assets:
Trademarks and trade names		5,940	—	5,940	—
Total intangible assets		$6,941	$(232)	$6,957	$(215)

(1)	Amounts include the impact of foreign currency translation. Fully amortized or impaired amounts are written off.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Amortization expense for intangible assets subject to amortization was $21 and $4 for years ended December 31, 2019 and 2018, respectively. Cryobiological Storage estimates amortization expense of $20 to be recognized during each of the next five years.

NOTE 8 — Product Warranties

Cryobiological Storage provides product warranties with varying terms and durations for the majority of its products. Cryobiological Storage estimates its warranty reserve by considering historical and projected warranty claims, historical and projected cost-per-claim, and knowledge of specific product issues that are outside its typical experience. Cryobiological Storage records warranty expense in cost of sales in the combined statements of income. Product warranty claims not expected to occur within one year are included as part of other long-term liabilities in the combined balance sheets.

The following table represents changes in Cryobiological Storage’s warranty reserve:

	Year Ended December 31,
	2019	2018
Beginning balance	$229	$445
Warranty expense (1)	481	3,909
Warranty usage	(485)	(4,125)
Ending balance	$225	$229

(1)	During 2018, Cryobiological Storage established a reserve related to a recall notice issued for certain aluminum cryobiological tanks in Cryobiological Storage manufactured in its New Prague, Minnesota facility during a limited time period. See Note 12, “Commitments and Contingencies,” for additional information.

NOTE 9 — Income Taxes

Income before income taxes as reported in the combined statements of income consists of the following:

	Year Ended December 31,
	2019	2018
United States	$28,631	$24,116
Foreign	3,379	3,220
Income before income taxes	$32,010	$27,336

Income tax expense as reported in the combined statements of income consists of the following:

	Year Ended December 31,
	2019	2018
Current:
Federal	$5,346	$4,459
State	706	566
Foreign	560	739
Total Current	6,612	5,764
Deferred:
Federal	213	44
State	(1)	4
Foreign	(62)	(292)
Total Deferred	150	(244)
Income tax expense	$6,762	$5,520

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Cryobiological Storage’s income tax filings are included in the U.S. federal, state and foreign income tax returns for which Chart is considered the taxpayer. The current and deferred tax amounts related to these tax filings were calculated on a separate return basis. Cryobiological Storage’s income taxes currently payable have been reclassified to Chart invested equity at December 31, 2019 and 2018 since these amounts do not represent liabilities that will be settled by Cryobiological Storage.

A reconciliation of the normal expected statutory U.S. federal income tax expense to the actual income tax expense as reported on the combined statements of income is as follows:

	Year Ended December 31,
	2019	2018
Income tax expense at U.S. statutory rate	$6,722	$5,741
Effective tax rate differential of earnings outside of U.S.	(204)	(290)
State income taxes, net of federal tax benefit	557	451
Research & experimentation credits	(75)	(62)
Foreign derived intangible income	(133)	(326)
Share-based compensation	(119)	(20)
Non-deductible items	14	26
Income tax expense	$6,762	$5,520

At December 31, 2019 and 2018, Cryobiological Storage’s annual effective income tax rate on income before income taxes was 21.1% and 20.2%, respectively.

The deferred tax asset and liability balances recognized on the combined balance sheets are as follows:

	Year Ended December 31,
	2019	2018
Deferred tax assets:
Accruals and reserves	$481	$503
Inventory	245	330
Share-based compensation	88	109
Tax credit carryforwards	—	—
Foreign net operating loss carryforwards	485	423
Other – net	67	57
Total deferred tax assets before valuation allowances	1,366	1,422
Valuation allowances	—	—
Total deferred tax assets, net of valuation allowances	$1,366	$1,422
Deferred tax liabilities:
Property, plant and equipment	353	248
Goodwill and intangible assets	1,374	1,374
Other – net	3	13
Total deferred tax liabilities	$1,730	$1,635
Net deferred tax liabilities	$364	$213
The net deferred tax liability is classified as follows:
Other assets	(786)	(723)
Long-term deferred tax liabilities	1,150	936
Net deferred tax liabilities	$364	213

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Cryobiological Storage does not have any uncertain tax positions for the years ended December 31, 2019 and 2018.

NOTE 10 — Employee Benefit Plans

Defined Contribution Savings Plan

Chart has a defined contribution savings plan that covers most of its U.S. employees for which eligible Business employees participate. Chart contributions to the plan are based on employee contributions, and include a match and discretionary contributions.

Expense allocations for this defined contribution savings plan was determined based on a review of personnel by business unit and are recorded in Cryobiological Storage’s combined statements of income within cost of sales and SG&A expenses, as applicable. These costs are funded through intercompany transactions with Chart. Cryobiological Storage’s allocated expenses for the defined contribution savings plan were $464 and $490 for the years ended December 31, 2019 and 2018, respectively.

NOTE 11 — Share-based Compensation

Chart maintains share-based compensation plans in which Cryobiological Storage’s employees participate. On May 25, 2017, Chart held its annual meeting of stockholders. At the annual meeting, Chart’s stockholders approved the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “2017 Omnibus Equity Plan”). As described in Chart’s definitive proxy statement for the annual meeting, Chart’s directors, officers and employees (including its principal executive officer, principal financial officer and other “named executive officers” and certain employees of the Business) are eligible to be granted stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and common shares to employees and directors under the 2017 Omnibus Equity Plan.

Under the Amended and Restated 2009 Omnibus Equity Plan (“Omnibus Equity Plan”) which was originally approved by Chart shareholders in May 2009 and re-approved by Chart shareholders in May 2012 as amended and restated, the Parent may grant stock options, SARs, RSUs, restricted stock, performance shares, leveraged restricted shares, and common shares to employees and directors, including employees of the Business.

Total share-based compensation expense allocated to Cryobiological Storage related to awards issued under each plan was $231 and $206 for the years ended December 31, 2019 and 2018, respectively, and is included in SG&A expenses on the combined statements of income. These expenses have been allocated to Cryobiological Storage on a headcount basis. These amounts were based on the awards and terms previously granted to Cryobiological Storage employees by Chart, but may not reflect the equity awards or results that Cryobiological Storage would have experienced or expect to experience as a separate stand-alone company.

NOTE 12 — Commitments and Contingencies

Aluminum Cryobiological Tank Recall

In April 2018, Cryobiological Storage received several customer inquiries regarding the performance of certain aluminum cryobiological tanks manufactured at its New Prague, Minnesota facility. An investigation has determined that certain aluminum tanks manufactured at the facility during a limited certain period should be repaired or replaced. As such, on April 23, 2018, Cryobiological Storage issued a recall notice for the impacted product lines and recorded an expense of $4,018 to cost of sales during 2018 related to the estimated costs of the recall. As of December 31, 2019, there is no remaining liability related to the tank recall.

Legal Proceedings

Stainless Steel Cryobiological Tank Legal Proceedings

During the second quarter of 2018, Chart was named in lawsuits (including lawsuits filed in the U.S. District Court for the Northern District of California) filed against Chart and other defendants with respect to the alleged failure of a stainless steel cryobiological storage tank (model MVE 808AF-GB) at the Pacific Fertility Center in San Francisco, California. Chart continues to evaluate the merits of such claims in light of the information available to date regarding use, maintenance and operation of the tank that was sold to the Pacific Fertility Center through an independent distributor and which has been out of Chart’s control for six years prior to the alleged failure. Accordingly, an accrual related to any damages that may result from the lawsuits has not been recorded because a potential loss is not currently probable or estimable.

CHART CRYOBIOLOGICAL STORAGE

(A Component of the Distribution & Storage Western Hemisphere Segment of Chart Industries, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS — Continued

(Dollars in thousands)

Chart has asserted various defenses against the claims in the lawsuits, including a defense that since manufacture, Chart was not in any way involved with the installation, ongoing maintenance or monitoring of the tank or related fertility center cryogenic systems at any time since the initial delivery of the tank.

Chart is occasionally subject to various legal claims related to performance under contracts, product liability, taxes, employment matters, environmental matters, intellectual property, and other matters incidental to the normal course of its business. Based on Chart’s historical experience in litigating these claims, as well as its current assessment of the underlying merits of the claims and applicable insurance, if any, management believes that the final resolution of these matters will not have a material adverse effect on its financial position, liquidity, cash flows, or results of operations. Future developments may, however, result in resolution of these legal claims in a way that could have a material adverse effect.

NOTE 13 — Related Party Transactions

Cryobiological Storage’s combined financial statements include certain expenses of Chart which were allocated to Cryobiological Storage for certain functions including insurance, legal, defined contribution savings plan, share-based compensation and building rent. The bases of allocation for the defined contribution savings plan and share-based compensation are discussed in the preceding paragraphs. Insurance was allocated primarily on a relative percentage of net sales, and legal expenses were allocated on a case-by-case basis. The total amount of these allocations from Chart was $1,314 and $1,609 for the years ended December 31, 2019 and 2018, respectively, and are included in cost of sales and SG&A expenses in the accompanying combined statements of income. Furthermore, Chart charges Cryobiological Storage for a leased facility in Ball Ground, Georgia. The amount of this allocation was $468 and $454 for the years ended December 31, 2019 and 2018, respectively, and is included in cost of sales in the accompanying combined statements of income. This lease, held by Chart, matures on October 31, 2026.

Cryobiological Storage considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses we would have incurred as a separate, stand-alone company or of the costs Cryobiological Storage will incur in the future.

Historically, Chart has provided financing, cash management and other treasury services to Cryobiological Storage. Cryobiological Storage’s cash balances are swept by Chart, and historically, Cryobiological Storage has received funding from Chart for most of its operating and investing cash needs. Cash transferred to and from Chart has historically been recorded as intercompany cash. Intercompany cash, receivables and payables with Chart are reflected within Chart Industries, Inc.’s Net Investment in the accompanying combined financial statements.

NOTE 14 — Subsequent Events

In preparing the combined financial statements, Cryobiological Storage has reviewed and considered all significant events occurring subsequent to June 30, 2020 and up until August 14, 2020, the date the combined financial statements were available to be issued.